Exhibit 99.2

IBM 3Q 2019 Earnings Non-GAAP Supplemental Material Oct 16, 2019 ibm.com/investor 1

2 Non-GAAP Supplemental Materials Reconciliation of Operating Earnings Per Share 2019 Full-Year Expectations GAAP Diluted EPS Operating EPS (Non-GAAP) at least $10.58 at least $12.80 Adjustments Acquisition-Related Charges* Non-Operating Retirement-Related Items Tax Reform Enactment Impacts $1.52 $0.51 $0.19 *Includes acquisitions as of September 30, 2019. The above reconciles the Non-GAAP financial information contained in the “3Q19 Prepared Remarks” discussion in the company’s earnings presentation. See Exhibit 99.2 included in the company’s Form 8-K dated October 16, 2019 for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

3 Non-GAAP Supplemental Materials Reconciliation of Revenue Performance - 3Q 2019 3Q19 Yr/Yr 3Q19 Yr/Yr GAAP @CC GAAP @CC Global Technology Services Infrastructure & Cloud Services Technology Support Services Cloud Systems Systems Hardware IBM Z Power Storage Operating Systems Software Cloud Global Financing (6%) (6%) (5%) 8% (15%) (17%) (21%) (27%) (6%) (8%) (20%) (12%) (4%) (4%) (3%) 10% (14%) (16%) (20%) (27%) (4%) (7%) (19%) (11%) Cloud & Cognitive Software Cognitive Applications Cloud & Data Platforms Transaction Processing Platforms Cloud Global Business Services Consulting Global Process Services Application Management Cloud 6% 4% 17% (5%) 61% 1% 4% (5%) (1%) 8% 8% 6% 19% (4%) 63% 2% 5% (3%) Flat 10% The above reconciles the Non-GAAP financial information contained in the “Key Financial Metrics”, “Cloud & Cognitive Software Segment”, “Global Business Services Segment”, “Global Technology Services Segment”, “Systems Segment”, “Additional Revenue Information”, “Additional Revenue, Gross Profit & Backlog Information”, and “3Q19 Prepared Remarks” discussions in the company’s earnings presentation. See Exhibit 99.2 included in the company’s Fo rm 8-K dated October 16, 2019 for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

4 Non-GAAP Supplemental Materials Reconciliation of Revenue Performance - 3Q 2019 3Q19 Yr/Yr Divest impact Currency impact Adjusted GAAP Americas Europe/ME/Africa Asia Pacific (4%) (6%) (1%) 3 pts 2 pts 1 pts 0 pts 4 pts (1 pts) (1%) Flat (1%) 3Q19 Yr/Yr Divest impact Currency impact GAAP Adjusted Total Cloud Revenue 11% 2 pts 2 pts 14% The above reconciles the Non-GAAP financial information contained in the “Additional Revenue Information” and “3Q19 Prepared Remarks” discussions in the company’s earnings presentation. See Exhibit 99.2 included in the company’s Form 8-K dated October 16, 2019 for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

5 Non-GAAP Supplemental Materials Reconciliation of Revenue Performance - 3Q 2019 3Q19 Yr/Yr GAAP Divest impact Currency impact Adjusted Revenue (3.9%) 2.0 pts 1.3 pts (0.6%) The above reconciles the Non-GAAP financial information contained in the “Key Financial Metrics”, and “3Q19 Prepared Remarks” discussions in the company’s earnings presentation. See Exhibit 99.2 included in the company’s Form 8-K dated October 16, 2019 for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

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Non-GAAP Supplemental Materials

Reconciliation of Revenue for Red Hat, Normalized - 3Q 2019

	Three Months Ended			
Revenue for Red Hat, Normalized for Historical Comparability	**Sep 30 2019**	**Sep 30 2018**	**Yr/Yr**	**Yr/Yr@CC**
Red Hat revenue as reported in IBM consolidated results (1)	**$371**	**$ -**		
Add: Red Hat revenue prior to acquisition (2)	84	829		
Add: Purchase accounting deferred revenue and intercompany adjustments (3)	531	-		
Red Hat revenue normalized for historical comparability (non-GAAP)	**$987**	**$829**	**19%**	**20%**

(1) Represents GAAP Revenue as reported by IBM, which is included in the Cloud & Cognitive Software segment.

(2) Red Hat revenue was included in IBM's consolidated results beginning on July 9, 2019. Revenue for July 1- July 8, 2019 and the three months ended September 30, 2018 represents pre-acquisition Red Hat standalone revenue and is included for comparative purposes.

(3) Represents the third-quarter 2019 impact of the deferred revenue purchase accounting adjustment and adjustments to add back revenue which was eliminated for sales between Red Hat and IBM. This line represents revenue that would have been recognized by Red Hat under GAAP if the acquisition had not occurred, but was not recognized by IBM due to purchase accounting and intercompany adjustments.

The above reconciles the Non-GAAP financial information contained in the "Red Hat Update" and "3Q19 Prepared Remarks" discussions in the company's earnings presentation. See Exhibit 99.2 included in the company's Form 8-K dated October 16, 2019 for additional information on the use of these Non-GAAP financial measures.

Supplemental Materials

7 Non-GAAP Supplemental Materials Reconciliation of Expense Summary - 3Q 2019 3Q19 Non-GAAP Adjustments Operating (Non-GAAP) GAAP SG&A Currency Acquisitions/Divestitures Base* RD&E Currency Acquisitions/Divestitures Base* Operating Expense & Other Income Currency Acquisitions/Divestitures Base* 2 pts (18 pts) 1 pts 0 pts 8 pts 0 pts 2 pts (10 pts) 1 pts 1 pts (17 pts) (8 pts) 0 pts 4 pts 0 pts 1 pts (12 pts) (8 pts) 2 pts (20 pts) 1 pts 0 pts 6 pts (5 pts) 2 pts (14 pts) (4 pts) The above reconciles the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Exhibit 99.2 included in the company’s Form 8-K dated October 16, 2019 for additional information on the use of these Non-GAAP financial measures. *Represents the percentage change after excluding the impact of currency, acquisitions and divestitures. Supplemental Materials

8 Non-GAAP Supplemental Materials Reconciliation of Free Cash Flow - Last 12 Months 12 Months Ended Sep 2019 Net Cash from Operating Activities per GAAP: $15.4 Less: change in Global Financing (GF) Receivables $0.5 Net Cash from Operating Activities (Excluding GF Receivables) $14.9 Capital Expenditures, Net ($2.6) Free Cash Flow (Excluding GF Receivables) $12.3 $ in billions The above reconciles the Non-GAAP financial information contained in the “Overview”, “Key Financial Metrics”, “Cash Flow and Balance Sheet Highlights” and “3Q Prepared Remarks” discussions in the company’s earnings presentation. See Exhibit 99.2 included in the company’s Form 8 -K dated October 16, 2019 for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

9 Non-GAAP Supplemental Materials Reconciliation of Free Cash Flow Realization - Last 12 Months LTM Excluding Tax Reform* LTM Free Cash Flow Realization 160% 126% The above reconciles the Non-GAAP financial information contained in the “Key Financial Metrics”, “Cash Flow and Balance Sheet Highlights” and “3Q Prepared Remarks” discussions in the company’s earnings presentation. See Exhibit 99.2 included in the company’s Form 8-K dated October 16, 2019 for additional information on the use of these Non-GAAP financial measures. * Adjusted for the charges associated with enactment of U.S. tax reform Supplemental Materials

10 Non-GAAP Supplemental Reconciliation of Tax Rate Materials Tax Rate Expectation GAAP Non-GAAP Full Year 2019* 8-9% 9-10% *includes estimate of discrete tax events for the year; actual events will be recorded as they occur The above reconciles the Non-GAAP financial information contained in the “3Q Prepared Remarks” discussion in the company’s earnings presentation. See Exhibit 99.2 included in the company’s Form 8-K dated October 16, 2019 for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

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